Exhibit 21.1

HILLENBRAND, INC.
SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are Indiana companies, unless otherwise noted.

Subsidiaries of Hillenbrand, Inc.
Batesville Services, Inc.
Process Equipment Group, Inc., a New Jersey corporation

Subsidiary of Abel GmbH
Abel Equipos, S.A., a Spanish company

Subsidiaries of Batesville Services, Inc.
Batesville Casket Company, Inc.
Batesville Interactive, Inc.
Batesville Logistics, Inc.
Batesville Manufacturing, Inc.
Batesville Casket de Mexico, S.A. de C.V., a Mexican company
Acorn Development Group, Inc.
BCC JAWACDAH Holdings, LLC
BV Acquisition, Inc.
The Forethought Group, Inc.
MCP, Inc.
WCP, Inc.

Jointly owned by Batesville Services, Inc. and K-Tron Investment Co.
Hillenbrand International Holding Corporation

Subsidiary of Batesville Casket Company, Inc.
NorthStar Industries, LLC

Subsidiary of Coperion Capital GmbH
Coperion GmbH, a German company

Subsidiary of Coperion Corporation
Coperion de Mexico, S. de R.L. de C.V., a Mexican company

Subsidiaries of Coperion GmbH
ABEL GmbH, a German company
Coperion AB., a Swedish company
Coperion International Trading (Shanghai) Co. Ltd., a Chinese company
Coperion K.K., a Japanese company
Coperion Ltd., a UK company
Coperion Machinery & Systems (Shanghai) Co. Ltd., a Chinese company
Coperion (Nanjing) Machinery Co., Ltd., a Chinese company
Coperion Pelletizing Technology GmbH, a German company
Coperion Pte. Ltd., a Singaporean company
Coperion S.a.r.l., a French company
Coperion S.L., a Spanish company
Coperion S.r.l., an Italian company
OOO “Coperion”, a Russian company
Coperion Ltda., a Brazilian company

Jointly owned by Coperion GmbH and Coperion Capital GmbH
Coperion N.V., a Belgian company

Subsidiary of Hillenbrand Germany Holding GmbH
Coperion Capital GmbH, a German company

Subsidiary of Hillenbrand International Holding Corporation
Hillenbrand Luxembourg S.à.r.l., a Luxembourg company
Rasher Canada Holding Corp, a Canadian company

Subsidiaries of Hillenbrand Switzerland GmbH
Hillenbrand Germany Finance LLC & Co. KG, a German partnership
Hillenbrand Germany Holding GmbH, a German company
Coperion K-Tron (Schweiz) GmbH, a Swiss company

Jointly owned by Hillenbrand Switzerland GmbH and Coperion K-Tron (Schweiz) GmbH
Comercial TerraSource Global Limitada, a Chilean company
TerraSource Global CIS Limited Liability Company, a Russian company

Subsidiary of BC Canada Company, ULC
Batesville Canada Ltd., a Canadian company

Subsidiary of Batesville Holding UK Limited
Batesville Casket UK Limited, a UK company

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
Industrias Arga, S.A. de C.V., a Mexican company

Subsidiaries of Hillenbrand Luxembourg S.à.r.l.
Batesville Holding UK, Limited, a UK company
Hillenbrand Asia, LLC, a Delaware limited liability company
Hillenbrand Switzerland GmbH, a Swiss company - d/b/a Hillenbrand Switzerland GmbH - US Finance Branch (State of Indiana)
Green Tree Manufacturing, LLC
Modern Wood Products, LLC

Jointly owned by Green Tree Manufacturing, LLC, and Modern Wood Products, LLC
Global Products Co., S.A. de C.V., a Mexican company

Jointly owned by MCP, Inc. and WCP, Inc.
NADCO, S.A. de C.V., a Mexican company

Subsidiaries of Process Equipment Group, Inc.
Coperion Corporation, a Delaware corporation
Hillenbrand AP, LLC, a Delaware limited liability company
K-Tron Investment Co., a Delaware corporation
K-Tron Technologies, Inc., a Delaware corporation
Rotex Global, LLC, a Delaware limited liability company

Jointly owned by Process Equipment Group, Inc. and Hillenbrand AP, LLC
Abel Pumps, L.P., a Delaware limited partnership
Red Valve Company, Inc., a Pennsylvania corporation

Subsidiaries of K-Tron Investment Co.
Coperion K-Tron Pitman, Inc., a Delaware corporation
TerraSource Global Corporation, a Delaware corporation
Coperion K-Tron Salina, a Delaware corporation

Subsidiaries of Coperion K-Tron (Schweiz) GmbH
BC Canada Company, ULC, a Canadian company
TerraSource Global Machinery Equipment (Beijing) Co., Ltd., a Chinese company
Hillenbrand Europe, LLC, a Delaware limited liability company

Coperion K-Tron Asia Pte. Ltd., a Singaporean company
K-Tron China Limited, a Hong Kong company
Coperion K-Tron Deutschland GmbH, a German company
Coperion K-Tron Great Britain Limited, a UK company
Coperion K-Tron (Shanghai) Co. Ltd., a Chinese FICE
Rotex Global (Hong Kong) Limited, a Hong Kong company
Rotex Europe Ltd., a UK company
Wuxi K-Tron Colormax Machinery Co., Ltd., a Chinese company
PEG (Wuxi) Manufacturing Co., Ltd., a Chinese company

Subsidiaries of TerraSource Global Corporation
Jeffrey Rader AB, a Swedish company
Jeffrey Rader Canada Company, a Canadian company

Subsidiaries of Coperion K-Tron Pitman
K-Tron Colormax Limited, a UK company
K-Tron PCS Limited, a UK company

Subsidiary of Rotex Europe Ltd.
Rotex Japan Limited, a UK company

Subsidiary of Coperion K-Tron Asia Pte Ltd.
PEG Process Equipment India LLP, an Indian partnership

Joint Ventures of Coperion GmbH
Coperion Ideal Pvt. Ltd., an Indian company
Coperion Middle East Co. Ltd., a Saudi Arabia company